Exhibit 99.1

Pershing Gold Announces Reverse Stock Split

LAKEWOOD, Colo., June 17, 2015 /PRNewswire/ -- Pershing Gold Corporation (OTCQB: PGLC) today announced a reverse stock split of its shares of common stock at a ratio of 1-for-18. At the market open on June 18, 2015, Pershing Gold common stock will begin trading on a split-adjusted basis.

As a result of the reverse stock split, the Company's issued and outstanding shares of common stock will decrease to approximately 21,707,228 post-split shares (prior to effecting the rounding of fractional shares into whole shares as described below) from approximately 390,730,098 pre-split shares. In connection with the reverse split, the Company is amending its articles of incorporation to reduce its authorized common stock to 200 million shares.

As a result of the reverse stock split, the total number of shares of common stock held by each stockholder will be converted automatically into the number of whole shares of common stock equal to the number of shares of common stock held by such stockholder immediately prior to the reverse stock split, divided by 18. No fractional shares will be issued, and no cash or other consideration will be paid. Instead, any stockholder who otherwise would have received a fractional share as a result of the reverse stock split will receive one whole share of the post-split common stock.

The Company's common stock will trade under the ticker symbol "PGLCD" for a period of 20 business days after the reverse split has been effected, and thereafter under the ticker symbol "PGLC". After the split, the Company's common stock will trade under the new CUSIP number of 715302204.

Stockholders who hold their shares in electronic form at their brokerage firms need not take any action, as the shares held in brokerage accounts will be automatically adjusted to reflect the reverse stock split. Stockholders holding paper certificates may (but are not required to) send the certificates to the Company's transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the reverse stock split to each requesting stockholder who submits its paper certificate.

Action Stock Transfer

2469 E. Fort Union Blvd.

Suite 214

Salt Lake City, UT 84121

(801) 274-1088

All options, warrants and convertible securities of the Company (including the Company's outstanding shares of Series E preferred stock) outstanding immediately prior to the reverse stock split will be proportionately adjusted by dividing the number of shares of common stock into which the options, warrants, and convertible securities are exercisable or convertible by 18 and multiplying the exercise or conversion price thereof by 18, as a result of the reverse stock split. The Company will issue one whole share of the post-split common stock to any stockholder who otherwise would have received a fractional share as a result of the reverse stock split upon exercise or conversion of options, warrants and convertible securities.

The Company is seeking to list its common stock on The NASDAQ Capital Market.

About Pershing Gold Corporation

Pershing Gold is an emerging Nevada gold producer on a fast-track to re-open the Relief Canyon Mine, which includes three open-pit mines and a state-of-the-art, fully permitted and constructed heap-leach processing facility. Pershing Gold is currently permitted to resume mining at Relief Canyon under the existing Plan of Operations.

Pershing Gold's landholdings cover approximately 25,000 acres that include the Relief Canyon Mine asset and lands surrounding the mine in all directions. This land package provides Pershing Gold with the opportunity to expand the Relief Canyon Mine deposit and to explore and make new discoveries on nearby lands. The Company is currently listed on the OTCQB and has submitted an application to up-list to The NASDAQ Capital Market.

Legal Notice and Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of the Company set forth herein including the effectiveness of the reverse stock split and the Company's plans to list its common stock on The NASDAQ Capital Market. Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company's future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, whether the reverse stock split is completed, the effect of the reverse stock split on the Company's business and stock price and whether the Company's common stock is listed on The NASDAQ Capital Market. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company's filings with the SEC including the Annual Report on Form 10-K for the year ended December 31, 2014. The Company assumes no obligation to update any of the information contained or referenced in this press release.

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